UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2016

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Special Distribution

On August 24, 2016, the board of directors of CNL Growth Properties, Inc. (the “Company”) declared a special cash distribution of $2.35 per share (the “Special Distribution”) to the holders of record of the Company’s common stock as of the close of business on August 24, 2016, payable on or around August 30, 2016. The Special Distribution is the first distribution made pursuant to the plan of dissolution that was approved by the Company’s stockholders on August 4, 2016.

The Special Distribution will be reflected in each stockholder’s Form 1099 for the year ending December 31, 2016. As discussed in the definitive proxy statement approved by the stockholders on August 4, 2016, the special liquidating distribution will be applied to reduce a stockholders’ basis but not below zero. The amount of distributions in excess of basis will be gain which should be recognized in the year the distribution is received. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Special Distributions in light of his or her particular investment or tax circumstances.

Revised Estimate of Net Asset Value

On January 27, 2016, the Board of Directors approved an estimated net asset value of $8.65 per share (“NAV”) as of December 31, 2015. After giving effect to the distribution described above, the Board of Directors has approved a revised NAV of $6.30 per share as of the date of payment of the Special Distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2016		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer

3